UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 13, 2011

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Preferred Stock pursuant to the Small Business Lending Fund Program.

On September 15, 2011, Center Bancorp, Inc. (the “Company”) entered into and consummated the transactions contemplated by a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Secretary of the Treasury (the “Secretary”) under the Small Business Lending Fund program (the “SBLF Program”), a $30 billion fund established under the Small Business Jobs Act of 2010 that is designed to encourage lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.  Under the Securities Purchase Agreement, the Company issued to the Secretary a total of 11,250 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “SBLF Preferred Stock”), having a liquidation value of $1,000 per share, for a total purchase price of $11,250,000.  The SBLF Preferred Stock was issued pursuant to a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) filed on September 13, 2011 and described below in Item 5.03.

The SBLF Preferred Stock qualifies as Tier 1 capital. Non-cumulative dividends are payable quarterly on January 1, April 1, July 1 and October 1 for the SBLF Preferred Stock, commencing on January 1, 2012.  The dividend rate is calculated as a percentage of the aggregate liquidation value of the outstanding SBLF Preferred Stock and is based on changes in the level of “Qualified Small Business Lending” or “QSBL” (as defined in the Certificate of Amendment) by the Company’s wholly owned subsidiary, Union Center National Bank (the “Bank”), compared to the Bank’s baseline QSBL level.  Based upon the Bank’s initial level of QSBL compared to the baseline, as calculated under the Securities Purchase Agreement, the dividend rate on the SBLF Preferred Stock has been set at five percent for the initial dividend period.

For the second through tenth calendar quarters after the closing of the SBLF Program transaction, the dividend rate will fluctuate between one percent and five percent to reflect the amount of change in the Bank’s level of QSBL compared to the initial baseline.  More specifically, if the Bank’s QSBL at the end of a quarter has increased as compared to the baseline, then the dividend rate payable on the SBLF Preferred Stock would change as follows:

Relative Increase in QSBL to Baseline	Dividend Rate (for each of the 2nd-10th Dividend Periods)
0% or less	5%
More than 0%, but less than 2.5%	5%
2.5% or more, but less than 5%	4%
5% or more, but less than 7.5%	3%
7.5% or more, but less than 10%	2%
10% or more	1%

From the eleventh through the eighteenth calendar quarters and that portion of the nineteenth calendar quarter which ends immediately prior to the date that is the four and one half years anniversary of the closing of the SBLF Program transaction, the dividend rate on the SBLF Preferred Stock will be fixed at between one percent and seven percent based on the level of QSBL at that time, as compared to the baseline in accordance with the chart below.  If any SBLF Preferred Stock remains outstanding after four and one half years following the closing of the SBLF Program transaction, the dividend rate will increase to nine percent.

Relative Increase in QSBL to Baseline	Dividend Rate (for the 11th -18th, and first part of the 19th, Dividend Period)
0% or less	7%
More than 0%, but less than 2.5%	5%
2.5% or more, but less than 5%	4%
5% or more, but less than 7.5%	3%
7.5% or more, but less than 10%	2%
10% or more	1%

The SBLF Preferred Stock is non-voting, except in limited circumstances that could impact the SBLF investment, such as (i) authorization of senior stock, (ii) charter amendments adversely affecting the SBLF Preferred Stock and (iii) extraordinary transactions such as mergers, asset sales, share exchanges and the like (unless the SBLF Preferred Stock remains outstanding and the rights and preferences thereof are not impaired by such transaction).

In the event the Company misses five dividend payments, whether or not consecutive, the holder of the SBLF Preferred Stock will have the right, but not the obligation, to appoint a representative as an “observer” on the Company’s Board of Directors.

Further, the SBLF Preferred Stock may be redeemed by the Company at any time, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends for the then current Dividend Period (as defined in the Certificate of Amendment) (plus, the CPP Lending Incentive Fees (as defined in the Certificate of Amendment), if applicable), subject to the approval of the Company’s federal banking regulator.

The SBLF Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the SBLF Preferred Stock under applicable securities laws upon the request of the Secretary (as further described in the Securities Purchase Agreement). The SBLF Preferred Stock is not subject to any contractual restrictions on transfer and thus the Secretary may sell, transfer, exchange or enter into other transactions with respect to the SBLF Preferred Stock without the Company’s consent.

Redemption of TARP Preferred Stock.

On September 15, 2011, the Company entered into and consummated the transactions contemplated by a letter agreement (the “Repurchase Agreement”) with the United States Department of the Treasury (the “Treasury”).  Under the Repurchase Agreement, the Company redeemed from the Treasury, using the proceeds from the issuance of the SBLF Preferred Stock, all 10,000 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share, (the “TARP Preferred Stock”), for a redemption price of approximately $10,041,667, including accrued but unpaid dividends up to the date of redemption.

The TARP Preferred Stock was issued to the Treasury on January 9, 2009 in connection with the Company’s participation in the TARP Capital Purchase Program (the “CPP”).  As a result of its redemption of the TARP Preferred Stock, the Company is no longer subject to the limits on executive compensation and other restrictions stipulated under the CPP.  The Company will, however, be subject to all terms, conditions and other requirements for participation in the SBLF Program for as long as any SBLF Preferred Stock remains outstanding.

Additionally, in connection with the CPP, the Company issued a warrant (the “Warrant”) to the Treasury to purchase 173,410 shares (subsequently reduced to 86,705 shares) of the Company’s common stock for an exercise price of $8.65 per share over a ten year term.  The Company has fifteen days from the closing of the SBLF Program transaction to notify the Treasury as to whether it wants to repurchase the Warrant on negotiated terms.  If the Company does not provide this notice prior to September 30, 2011, the Treasury will be deemed to have notified the Company that it intends to sell the Warrant.  The Company is in the process of investigating whether repurchase of the Warrant issued to the Treasury under the CPP is beneficial to the Company at this time.

Copies of the Securities Purchase Agreement, the Repurchase Agreement and the Certificate of Amendment establishing the terms of the SBLF Preferred Stock are included as exhibits to this Form 8-K and are hereby incorporated by reference into this Form 8-K, including, as applicable, Items 1.01, 3.02, 3.03, 5.02 and 5.03 hereof.  The summaries of these documents included in this Form 8-K are qualified in their entirety by reference to the applicable documents.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under the caption “Issuance of Preferred Stock pursuant to the Small Business Lending Fund Program” is incorporated by reference into this Item 3.02.  The SBLF Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 under the caption “Issuance of Preferred Stock pursuant to the Small Business Lending Fund Program” is incorporated by reference into this Item 3.03.

The terms of the SBLF Preferred Stock impose limits on the Company’s ability to pay dividends on and repurchase shares of its common stock and other securities. More specifically, if the Company fails to declare and pay dividends on the SBLF Preferred Stock in a given quarter, then during such quarter and for the next three quarters following such missed dividend payment the Company may not pay dividends on, or repurchase, any common stock or any other securities that are junior to (or in parity with) the SBLF Preferred Stock, except in very limited circumstances.

Also under the terms of the SBLF Preferred Stock, the Company may declare and pay dividends on its common stock or any other stock junior to the SBLF Preferred Stock, or repurchase shares of any such stock, only if after payment of such dividends or repurchase of such shares, the Company’s Tier 1 Capital would be at least equal to the Tier 1 Dividend Threshold (as set forth in the Certificate of Amendment), excluding any subsequent net charge-offs and any redemption of the SBLF Preferred Stock (the “Tier 1 Dividend Threshold”).  The Tier 1 Dividend Threshold is subject to reduction under certain circumstances as set forth in the Certificate of Amendment.

Item 5.02.	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the redemption of the TARP Preferred Stock, the Company is no longer subject to the limits on executive compensation and other restrictions stipulated under the CPP.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2011, the Company filed a Certificate of Amendment with the Department of the Treasury of the State of New Jersey establishing the terms of the SBLF Preferred Stock.  A copy of the Certificate of Amendment is included as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of the Company establishing the terms of the SBLF Preferred Stock.

4.1	Form of Certificate for the SBLF Preferred Stock.

10.1	Securities Purchase Agreement, dated September 15, 2011, between the Company and the Secretary of the Treasury, with respect to the sale of the SBLF Preferred Stock.

10.2	Repurchase Agreement, dated September 15, 2011, between the Company and the United States Department of the Treasury, with respect to the repurchase of the TARP Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Center Bancorp, Inc.
(Registrant)

Date: September 21, 2011
/s/ Vincent N. Tozzi
Vincent N. Tozzi
Senior Vice President

INDEX TO EXHIBITS

No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of the Company establishing the terms of the SBLF Preferred Stock.

4.1	Form of Certificate for the SBLF Preferred Stock.

10.1	Securities Purchase Agreement, dated September 15, 2011, between the Company and the Secretary of the Treasury, with respect to the sale of the SBLF Preferred Stock.

10.2	Repurchase Agreement, dated September 15, 2011, between the Company and the United States Department of the Treasury, with respect to the repurchase of the TARP Preferred Stock.